Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Glen Burnie Bancorp (the “Company”) on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: March 24, 2003	/s/ F. William Kuethe, Jr. F. William Kuethe, Jr. President, Chief Executive Officer

/s/ John E. Porter John E. Porter Chief Financial Officer